                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                                   MARCH 2001

             SAUER-DANFOSS INC.                  U.S. CORPORATION         HOLDING COMPANY
             ------------------               -----------------------  ----------------------
Sauer-Danfoss (US) Company..................  U.S. Corporation         Manufacturing
Sauer-Danfoss (NA) Company..................  U.S. Corporation         Manufacturing
Control Concepts, Inc.......................  U.S. Corporation         Manufacturing
Compact Controls, Inc.......................  U.S. Corporation         Manufacturing
SUSA Holding of LaSalle County, Inc.........  U.S. Corporation         Real Property Holding
SUSA Holding of Story County, Inc...........  U.S. Corporation         Real Property Holding
SUSA Holding of Stephenson County, Inc......  U.S. Corporation         Real Property Holding
Hydro-Gear, Inc.............................  U.S. Corporation         Partner
Hydro-Gear Limited Partnership..............  U.S. Partnership         Manufacturing
Sauer-Danfoss Pty Ltd.......................  Australian Corporation   Sales Company
Sauer-Danfoss NV............................  Belgium Corporation      Sales Company
Sauer-Danfoss Ltda..........................  Brazil Limited           Sales Company
                                              Liability Company
Sauer Shanghai Hydrostatic Transmission Co.
 Ltd........................................  China Corporation        Manufacturing
Sauer-Danfoss (Nordborg) A/S................  Denmark Corporation      Manufacturing
Sauer-Danfoss A/S...........................  Denmark Corporation      Sales Company
Oy Sauer-Danfoss AB.........................  Finland Corporation      Sales Company
Sauer-Danfoss (Bologna) SpA.................  Italy Corporation        Manufacturing
Sauer-Danfoss S.r.l.........................  Italy Corporation        Sales Company
Sauer-Danfoss (Swindon) Ltd.................  U.K. Corporation         Manufacturing
Sauer-Danfoss (Holdings) Ltd................  U.K. Corporation         Holding Company
Sauer-Danfoss Limited.......................  U.K. Corporation         Sales Company
Sauer-Danfoss (Neumunster) GmbH & Co. OHG...  Germany Partnership      Manufacturing
Sauer Bibus GmbH............................  Germany Corporation      Sales Company
Sauer-Danfoss (Neumunster) GmbH.............  Germany Corporation      Holding Company/
                                                                        Management
Sauer-Danfoss Informatik GmbH...............  Germany Corporation      Information Services
Sauer-Danfoss GmbH..........................  Germany Corporation      Sales Company
Custom Design Electronics of Sweden AB......  Sweden Corporation       Holding Company
Sauer-Danfoss (Almhult) AB..................  Sweden Corporation       Manufacturing
Sauer-Danfoss AB............................  Sweden Corporation       Sales Company
Sauer-Danfoss BV............................  Netherlands Corporation  Sales Company
Danfoss Fluid Power sarl....................  France Corporation       Sales Company
Sauer-Danfoss s.r.o.........................  Slovakia Corporation     Sales Company
Sauer-Danfoss (Povaska Bystrica) a.s........  Slovakia Corporation     Manufacturing
Sauer ZTS a.s...............................  Slovakia Corporation     Manufacturing
Sauer Hydratec GmbH.........................  Germany Corporation      Sales Company-Inactive
Sauer-Danfoss SA............................  Spain Corporation        Sales Company
Sauer-Danfoss India Private Limited.........  India Corporation        Sales Company
Sauer-Danfoss K.K...........................  Japan Corporation        Sales Company
Sauer-Danfoss A/S...........................  Norway Corporation       Sales Company
Sauer-Danfoss sp.z.o.o......................  Poland Corporation       Manufacturing
Sauer-Danfoss Pte. Ltd......................  Singapore Corporation    Sales Company
Merkur Hydraulika a.s.......................  Slovakia Corporation     Manufacturing
Danfoss Fluid Power AB......................  Sweden Corporation       Sales Company-Inactive
Integrated Control Technologies Ltd.........  U.K. Corporation         Sales Company-Inactive
Italdigit s.r.l.............................  Italy Corporation        Manufacturing

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